Exhibit 99.1

Higher One Holdings, Inc. Reports Second Quarter 2014 Financial Results

•	Gross quarterly revenue of $45 million, up 14% year-over-year
•	Payment Processing recorded revenue growth of 62% driven by the CASHNet suite
•	Over 460,000 signed school enrollment (SSE) converted from Campus Solutions to Refund Management since acquisition
New Haven, CT, August 7, 2014 – Higher One Holdings, Inc. (NYSE: ONE) (“Higher One” or the “Company”), today announced financial results for the second quarter 2014.  The Company reported second quarter 2014 gross revenue of $45.5 million, an increase of 14% from $40.0 million reported in the second quarter of 2013.  Revenue growth was driven by the strong organic growth in the Payment Processing suite of products.

Marc Sheinbaum, president and chief executive officer, said, “Overall, we are pleased with our performance this quarter. We have experienced strong organic growth in both Payment Transaction and Higher Education revenue, and are also encouraged by growth in non-refund deposits. We continue to deliver value to our customers and operate effectively in this challenging environment.”

After making an allowance for possible customer restitution of $8.75 million, which reduced gross revenue from $45.5 million to net revenue of $36.7 million, the Company reported second quarter 2014 non-GAAP adjusted diluted EPS of $0.05, as compared to $0.04 for the same period a year ago. Non-GAAP adjusted net income, which excludes certain non-recurring, non-cash items and other items, was $2.5 million in the second quarter of 2014, which compares to non-GAAP adjusted net income of $2.2 million in the second quarter of 2013. In the second quarter of 2014, non-GAAP adjusted EBITDA was $7.2 million, as compared to $5.9 million last year.  GAAP diluted EPS was a loss of $0.08 in the quarter, as compared to income of $0.07 recorded in the second quarter of 2013. The Company reported a second quarter 2014 GAAP net loss of $3.8 million compared to GAAP net income of $3.6 million in the second quarter of 2013.

Total enrollment at higher education clients that signed an agreement for Refund Management services increased approximately 339,000 to 5.1 million at the end of the second quarter of 2014. Total enrollment at higher education clients that have signed up for at least one of our Refund Management, Payment Processing, or Campus Labs services totals approximately 13 million.

The number of OneAccounts serviced at the end of the second quarter of 2014 was approximately 2.1 million, compared to approximately 2.2 million in the second quarter of 2013.

Conference Call Information
Higher One will host a conference call at 8:30 a.m. ET today to discuss second quarter results. The dial in phone number is (800) 299-8538 for domestic listeners and (617) 786-2902 for international listeners. The conference ID number is 99786169. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures can be accessed through Higher One’s investor relations website at http://www.ir.higherone.com. In addition, an archive of the webcast will be available for 90 days through the same link. A replay of the call will be available at (888) 286-8010 for domestic listeners and (617) 801-6888 for international listeners. Please use the passcode 61021092 to access the replay.

About Higher One Holdings
Higher One Holdings, Inc. (NYSE: ONE) partners with colleges and universities to lower their administrative costs and to improve graduation rates.  We provide a broad array of payment, refund disbursement and data analytics and management tools to institutions that help them save money and enhance institutional effectiveness.  And for students, we offer financial literacy programs and convenient, flexible and affordable transaction options to help them manage their finances. Higher One is a leader in higher education, supporting more than 1,900 schools and approximately 13 million enrolled students.  More information about Higher One can be found at www.ir.higherone.com.

Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied.  Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words intended to identify information that is not historical in nature.  Forward-looking statements contained herein include, among others, statements concerning management’s expectations about future events and Higher One’s operating plans and performance, bank partners, the regulatory environment, banking fees, litigation, sales, and the expected benefits of acquisitions, and such statements are based on the current beliefs and expectations of Higher One management, as applicable, and are subject to known and unknown risks and uncertainties.  There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements.  These statements speak only as of the date they are made, and the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.  The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For further information regarding the risks associated with Higher One’s business, please refer to Higher One’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the most recent fiscal year end, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Use of Non-GAAP Financial Measures
This release includes certain metrics presented on a non-GAAP basis, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted EPS.  We believe that these non-GAAP measures, which exclude amortization of intangibles, stock-based compensation, and certain non-recurring, non-cash impacts and other adjustments to our results, all net of taxes, provide useful information regarding normalized trends relating to the company’s financial condition and results of operations.  Reconciliations of these non-GAAP measures to their closest comparable GAAP measure are included in this press release.

Contacts
Investor Relations:	Kevin LeBlanc, 203-776-7776 x4296, kevin.leblanc@higherone.com
Media Relations:	Shoba Lemoine, 203-776-7776 x 4503, slemoine@higherone.com

Higher One Holdings, Inc.
Consolidated Income Statement
(In thousands of dollars, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
Account revenue	$26,345	$25,944	$68,007	$69,307
Payment transaction revenue	9,835	6,086	24,455	12,787
Higher education institution revenue	9,050	7,725	19,029	14,866
Other revenue	247	268	542	443
Gross revenue	45,477	40,023	112,033	97,403
Less: allowance for customer restitution	(8,750)	-	(8,750)	-
Revenue	36,727	40,023	103,283	97,403
Cost of revenue	21,102	17,894	48,696	40,194
Gross margin	15,625	22,129	54,587	57,209
Operating expenses:
General and administrative	16,015	13,576	31,726	26,665
Product development	1,770	2,444	3,962	4,339
Sales and marketing	4,705	4,632	9,179	7,839
Merger and acquisition related	-	(5,011)	-	(4,465)
Total operating expenses	22,490	15,641	44,867	34,378
Income from operations	(6,865)	6,488	9,720	22,831
Interest income	34	20	53	39
Interest expense	(792)	(766)	(1,615)	(1,395)
Other income	1,681	78	1,759	155
Net income (loss) before income taxes	(5,942)	5,820	9,917	21,630
Income tax expense	(2,171)	2,261	3,978	8,269
Net income (loss)	$(3,771)	$3,559	$5,939	$13,361

Net income (loss) available to common stockholders:
Basic	$(3,771)	$3,559	$5,939	$13,361
Diluted	$(3,771)	$3,559	$5,939	$13,361

Weighted average shares outstanding:
Basic	47,198,922	46,704,451	47,141,355	46,489,470
Diluted	47,198,922	48,382,828	48,189,411	48,354,283

Net income (loss) available to common stockholders per common share:
Basic	$(0.08)	$0.08	$0.13	$0.29
Diluted	$(0.08)	$0.07	$0.12	$0.28

Higher One Holdings, Inc.
Consolidated Balance Sheet
(In thousands of dollars, except share and per share amounts)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$18,059	$6,268
Investments in marketable securities	248	247
Accounts receivable	13,973	8,747
Income receivable	7,377	6,680
Deferred tax assets	480	5,895
Prepaid expenses and other current assets	9,368	7,725
Restricted cash	250	250
Total current assets	49,755	35,812
Deferred costs	4,971	4,373
Fixed assets, net	48,675	49,888
Intangible assets, net	58,367	59,834
Goodwill	67,403	67,403
Loan receivable related to New Markets Tax Credit financing	7,633	7,633
Other assets	4,998	4,940
Restricted cash	2,475	2,500
Total assets	$244,277	$232,383

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,655	$3,787
Accrued expenses	25,059	30,322
Deferred revenue	27,460	22,392
Total current liabilities	55,174	56,501
Deferred revenue and other non-current liabilities	2,341	2,342
Loan payable and deferred contribution related to New Markets Tax Credit financing	9,026	9,181
Debt	94,000	89,000
Deferred tax liabilities	2,237	2,393
Total liabilities	162,778	159,417
Commitments and contingencies (Note 6)
Stockholders’ equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 59,500,405 shares issued and 47,587,379 shares outstanding at June 30, 2014; 59,028,810 shares issued and 47,115,784 shares outstanding at December 31, 2013	60	60
Additional paid-in capital	183,933	181,339
Treasury stock, 11,913,026 shares at June 30, 2014 and December 31, 2013	(137,899)	(137,899)
Retained earnings	35,405	29,466
Total stockholders’ equity	81,499	72,966
Total liabilities and stockholders’ equity	$244,277	$232,383

Higher One Holdings, Inc.
Consolidated Cash Flow Statement
(In thousands of dollars, except share and per share amounts)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities
Net income	$5,939	$13,361
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,887	6,598
Amortization of deferred finance costs	245	223
Non-cash fair value adjustment of contingent consideration	-	(5,215)
Stock-based compensation	2,348	2,326
Deferred income taxes	5,259	990
Income tax benefit related to exercise of stock options	(17)	(735)
Other income	(155)	(154)
Loss on disposal of fixed assets	84	16
Changes in operating assets and liabilities:
Accounts receivable	(5,226)	(5,687)
Income receivable	(697)	(6,057)
Deferred costs	(1,807)	(477)
Prepaid expenses and other current assets	(5,111)	5,086
Other assets	(86)	(330)
Accounts payable	(1,132)	(1,160)
Accrued expenses	(5,375)	1,731
Deferred revenue	5,067	4,989
Net cash provided by operating activities	8,223	15,505
Cash flows from investing activities
Purchases of fixed assets, net of changes in payables of ($238) and ($153), respectively	(2,334)	(3,296)
Cash paid for acquired businesses	-	(47,250)
Additions to internal use software	(2,754)	(966)
Amounts received from restricted cash	25	2,000
Proceeds from development related subsidies	3,468	-
Net cash used in investing activities	(1,595)	(49,512)
Cash flows from financing activities
Proceeds from line of credit	15,000	52,000
Repayments of line of credit	(10,000)	(20,000)
Excess tax benefit related to stock options	17	735
Proceeds from exercise of stock options	146	1,060
Purchases of common stock	-	(5,996)
Net cash provided by financing activities	5,163	27,799
Net change in cash and cash equivalents	11,791	(6,208)
Cash and cash equivalents at beginning of period	6,268	13,031
Cash and cash equivalents at end of period	$18,059	$6,823

Higher One Holdings, Inc.
Unaudited Supplemental Operating Data
(In thousands)

	Three Months Ended
	June 30,	September 30,	December 31,	March 31,	June 30,
	2013	2013	2013	2014	2014

Refund Management SSE (1)	4,798	4,752	5,000	5,083	5,119
y/y growth	7%	4%	8%	8%	7%

Ending OneAccounts (2)	2,165	2,194	2,192	2,292	2,088
y/y growth	14%	5%	9%	6%	-4%

(1)
Refund Management SSE is defined as the number of students enrolled at institutions that have signed contracts to use the Refund Management service by the end of a given period as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time)

(2)	Ending OneAccounts is defined as the number of accounts with a non-zero balance at the end of a given period

Higher One Holdings, Inc.
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)
	(in thousands)

Net income (loss)	$(3,771)	$3,559	$5,939	$13,361
Interest income	(34)	(20)	(53)	(39)
Interest expense	792	766	1,615	1,395
Income tax expense	(2,171)	2,261	3,978	8,269
Depreciation and amortization	4,432	3,487	8,887	6,598
EBITDA	(752)	10,053	20,366	29,584
Merger and acquisition related expenses	-	(5,011)	-	(4,465)
Stock-based compensation expense	790	841	2,348	2,326
Allowance for customer restitution	8,750	-	8,750	-
Campus Solutions settlement received	(1,604)	-	(1,604)	-
Adjusted EBITDA	$7,184	$5,883	$29,860	$27,445

Higher One Holdings, Inc.
Unaudited Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Adjusted Net Income and Adjusted Diluted EPS
(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)
	(in thousands)

Net income (loss)	$(3,771)	$3,559	$5,939	$13,361

Merger and acquisition related expense	-	(5,011)	-	(4,465)
Allowance for customer restitution	8,750	-	8,750	-
Campus Solutions settlement received	(1,604)	-	(1,604)	-
Stock-based compensation expense - incentive stock option grants	292	500	717	985
Stock-based compensation expense - non-qualified stock option grants	498	341	1,631	1,341
Amortization of intangibles	1,931	1,491	4,066	2,621
Amortization of deferred finance costs	122	112	245	223
Total pre-tax adjustments	9,989	(2,567)	13,805	705
Tax rate	38.5%	38.5%	38.5%	38.5%
Tax adjustment	3,733	(1,181)	5,039	(108)
Adjusted net income	$2,485	$2,173	$14,705	$14,174

Diluted weighted average shares outstanding (non-GAAP)	47,955,706	48,382,828	48,189,411	48,354,283
GAAP net income per share (diluted)	$(0.08)	$0.07	$0.12	$0.28
Non-GAAP adjusted net income per share (diluted)	$0.05	$0.04	$0.31	$0.29